Exhibit 99.1

Exela Technologies, Inc. Reports Preliminary Third Quarter 2021 Results

November 05, 2021 09:10 ET | Source: Exela Technologies, Inc.

Revenue of $279.2 million and Loss per Share of $0.09
EBITDA of $49.1 million and Adjusted EBITDA of $36.4 million
Expected to achieve $50 million in cash flow improvements in 2022
SMB business continues to show robust growth globally
Conference call scheduled for November 5, 2021 at 2:00 PM ET

Third Quarter 2021 Highlights:

•	Revenue of $279.2 million, a decline of 8.5% from Q3 2020
•	Gross profit (1) margin of 24.2%, an increase of ~90 basis points from Q3 2020
•	Operating income of $2.4 million, compared with operating income of $4.8 million in Q3 2020
•	Net loss of $13.2 million, compared with net loss of $28.3 million in Q3 2020
•	EBITDA (2) of $49.1 million, an increase of 30% from $37.7 million in Q3 2020
•	Adjusted EBITDA (3) of $36.4 million, a decrease of 25.3% from $48.7 million in Q3 2020
•	Small-and-Medium-Sized Business “SMB” business continues robust growth globally with DMR growing 71% sequentially and DrySign growing 47% sequentially
•	Launched an exchange offer for first priority secured notes due in 2023 and senior secured term loans due in 2023. Additional details are available on Company's website.

IRVING, Texas, Nov. 05, 2021 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a global business process automation (“BPA”) leader, announced today its financial results for the third quarter ended September 30, 2021.

“We are focused on executing our strategy to speed up capital deployment, debt reduction, cash flow improvement, investing in our business for stabilizing performance, and growth. We will continue to take steps to restore and expand shareholder value,” said Ronald Cogburn, Chief Executive Officer of Exela.

Cogburn continued, “The fundamentals of our business are strong and we are particularly pleased with the continued strong growth of our digital solutions for the SMB market where we see opportunity for further geographic expansion. We expect further improvements within our underlying business will lead to additional improvements in margins and cash flow in 2022.”

Third Quarter 2021 Financial Highlights

•	Revenue: Revenue for Q3 2021 was $279.2 million, a decline of 8.5% compared to $305.3 million in Q3 2020. Revenue for the Information and Transaction Processing Solutions segment was $208.3 million, a decline of 11.1% year-over-year, primarily due to lower volumes and underutilization of resources as a result of COVID-19 in addition to the impact of transition revenue exits. Exela believes it is well positioned to see volumes return in the ITPS segment once COVID-19 impacts subside. Healthcare Solutions revenue was $54.0 million, a decrease of 0.4% year-over-year and Legal and Loss Prevention Services revenue was $16.9 million, an increase of 1.3% year-over-year.

•	Operating income: Operating income for Q3 2021 was $2.4 million, compared with operating income of $4.8 million in Q3 2020. The year-over-year decline in operating income was primarily attributable to lower gross profit and an increase in SG&A costs.

•	Net Loss: Net loss for Q3 2021 was $13.2 million, compared with a net loss of $28.3 million in Q3 2020, primarily driven by the gain resulting from our debt repurchase.

•	EBITDA: EBITDA for Q3 2021 was $49.1 million, an increase of 30.1% compared to $37.7 million in Q3 2020. EBITDA margin for Q3 2021 was 17.6%, an increase of 522 basis points from 12.4% in Q3 2020, primarily driven by the gain resulting from our debt repurchase.

•	Adjusted EBITDA: Adjusted EBITDA for Q3 2021 was $36.4 million, a decrease of 25.3% compared to $48.7 million in Q3 2020. Adjusted EBITDA margin for Q3 2021 was 13.0%, a decrease of 292 basis points from 16.0% in Q3 2020 and 435 basis points from 17.4% in Q2 2021.

•	Common Stock: As of September 30, 2021, there were 166,196,745 total shares outstanding and an additional 1,276,902 shares of common stock reserved for issuance for our outstanding preferred shares on an as-converted basis.

Third Quarter 2021 Business Highlights

•	Launched Digital Mail Room (“DMR”) in France and Germany, and launched DrySign® in the UK and the Philippines, facilitating continued global expansion

•	Q3 2021 DrySign user growth of 47% and DMR customer growth of 71% from Q2 2021

•	Launched Exela HR Solutions, a robust human resource outsourcing service, in India and the United States

•	Expanded PCH Global Deployment for one of the world’s largest specialty care services insurance companies, highlighting the Company’s ability to rapidly implement PCH Global for claims submitted by providers, in this case servicing members that are from low income and disadvantaged communities across America

Capital Expenditures: Capital expenditures for the third quarter of 2021 were 1.3% of revenue compared to 0.6% of revenue in the third quarter of 2020.

Balance Sheet and Liquidity(4): As of November 2, 2021, Exela’s total liquidity was $227 million. Exela’s total net debt(5) at September 30, 2021 was $1,247 billion.

Expanding financial flexibility: As of September 30, 2021, Exela raised a total of $276.0 million in gross proceeds from equity offerings. In accordance with Exela's plan to use proceeds from its equity offerings to strategically reduce its debt and associated interest expense obligations as well as explore ways to invest in its growth, Exela repurchased an aggregate of $95.0 million of its debt as of November 4, 2021.

Exela expects its annual cash flow to improve by approximately $50 million in 2022, starting in Q4 2021. Cash flow improvement is comprised of interest expense and loan amortization reduction of $37.5 million and facility and other leases expense reduction of $12.5 million.

Exela plans to continue working on expanding its financial flexibility with the objective to improve consolidated cash flows from all activities.

Revised 2021 Guidance

•	Revenue range $1.16 billion to $1.18 billion
•	Gross profit margin of 23% to 25%
•	Adjusted EBITDA margin of 16% to 17%
•	Capital expenditures in the range of 1% of revenue

Note: Guidance is based on reported revenue.

Below are the notes referenced above:

(1) – Gross Profit is defined as revenue less cost of revenue excluding depreciation and amortization.
(2) – EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.
(3) – Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release. A reconciliation of Adjusted EBITDA (2021 Guidance) is not available on forward-looking basis without unreasonable efforts due to the impact and timing on future operating results arising from items excluded from the measures.
(4) – Liquidity as defined per the third amendment of the credit agreement effective May 15, 2020.
(5) – Net debt is calculated as the difference between the total debt outstanding (including $1.0 billion of senior secured notes, $350.0 million of term loans under the credit agreement dated July 12, 2017, $83.5 million of revolving credit facility, $19.5 million of capital leases and $29.6 million of other debt) and the sum of $89.6 million debt repurchased (but not retired following the quarter end) and $146.2 million of consolidated cash balances as of September 30, 2021.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its third quarter 2021 financial results at 2:00 p.m. ET on November 5, 2021. To access this call, dial 833-255-2831 or +1-412-902-6724 (international). A replay of this conference call will be available through November 12, 2021 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 10161561.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask individual investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry department solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and public sectors. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 17,500 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

Twitter: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team. Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in the Annual Report. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Investor and/or Media Contacts:
Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com
T: 929-620-1849

Mary Beth Benjamin
E: IR@exelatech.com
T: 646-277-1216

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 30, 2021 and December 31, 2020

(in thousands of United States dollars except share and per share amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$146,175	$68,221
Restricted cash	24,814	2,088
Accounts receivable, net of allowance for doubtful accounts of $6,534 and $5,647, respectively	187,819	206,868
Related party receivables and prepaid expenses	725	711
Inventories, net	16,055	14,314
Prepaid expenses and other current assets	26,004	31,091
Total current assets	401,592	323,293
Property, plant and equipment, net of accumulated depreciation of $186,389 and $193,760, respectively	74,653	87,851
Operating lease right-of-use assets, net	59,909	68,861
Goodwill	358,431	359,781
Intangible assets, net	255,998	292,664
Deferred income tax assets	6,243	6,606
Other noncurrent assets	24,122	18,723
Total assets	$1,180,948	$1,157,779

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$59,266	$76,027
Related party payables	715	97
Income tax payable	3,222	2,466
Accrued liabilities	109,109	126,399
Accrued compensation and benefits	58,041	63,467
Accrued interest	22,593	48,769
Customer deposits	15,688	21,277
Deferred revenue	16,914	16,377
Obligation for claim payment	48,376	29,328
Current portion of finance lease liabilities	9,147	12,231
Current portion of operating lease liabilities	16,630	18,349
Current portion of long-term debts	114,346	39,952
Total current liabilities	474,047	454,739
Long-term debt, net of current maturities	1,326,579	1,498,004
Finance lease liabilities, net of current portion	10,351	13,287
Pension liabilities, net	33,812	35,515
Deferred income tax liabilities	8,963	9,569
Long-term income tax liabilities	2,306	2,759
Operating lease liabilities, net of current portion	45,768	56,814
Other long-term liabilities	11,957	13,624
Total liabilities	1,913,783	2,084,311
Commitments and Contingencies (Note 8)

Stockholders' equity (deficit)
Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 168,648,451 shares issued and 166,196,745 shares outstanding at September 30, 2021 and 51,693,931 shares issued and 49,242,225 shares outstanding at December 31, 2020	26	15
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 2,778,111 shares issued and outstanding at September 30, 2021 and 3,290,050 shares issued and outstanding at December 31, 2020	1	1
Additional paid in capital	711,893	446,739
Less: Common Stock held in treasury, at cost; 2,451,706 shares at September 30, 2021 and December 31, 2020	(10,949)	(10,949)
Equity-based compensation	53,511	52,183
Accumulated deficit	(1,461,819)	(1,390,038)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(8,664)	(7,419)
Unrealized pension actuarial losses, net of tax	(16,834)	(17,064)
Total accumulated other comprehensive loss	(25,498)	(24,483)
Total stockholders’ deficit	(732,835)	(926,532)
Total liabilities and stockholders’ deficit	$1,180,948	$1,157,779

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2021 and 2020

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$279,229	$305,280	$872,294	$978,453
Cost of revenue (exclusive of depreciation and amortization)	211,731	234,222	653,398	768,548
Selling, general and administrative expenses (exclusive of depreciation and amortization)	43,244	42,837	121,519	140,224
Depreciation and amortization	19,094	22,095	58,113	68,127
Related party expense	2,744	1,360	7,199	4,058
Operating profit (loss)	2,416	4,766	32,065	(2,504)
Other expense (income), net:
Interest expense, net	41,757	43,612	127,755	129,639
Gain on early extinguishment of debt, net	(28,070)	—	(28,070)	—
Sundry expense (income), net	136	(434)	(438)	(251)
Other expense (income), net	366	(10,414)	1,169	(45,655)
Net loss before income taxes	(11,773)	(27,998)	(68,351)	(86,237)
Income tax benefit (expense)	(1,441)	(320)	(3,430)	(3,440)
Net loss	$(13,214)	$(28,318)	$(71,781)	$(89,677)
Cumulative dividends for Series A Preferred Stock	(822)	(976)	(724)	(394)
Net loss attributable to common stockholders	$(14,036)	$(29,294)	$(72,505)	$(90,071)
Loss per share:
Basic and diluted	$(0.09)	$(0.60)	$(0.82)	$(1.83)

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2021 and 2020

(in thousands of United States dollars unless otherwise stated)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(71,781)	$(89,677)
Adjustments to reconcile net loss
Depreciation and amortization	58,113	68,127
Original issue discount and debt issuance cost amortization	11,684	10,979
Gain on early extinguishment of debt, net	(28,070)	—
Provision for doubtful accounts	2,427	415
Deferred income tax provision	484	(417)
Share-based compensation expense	1,519	2,480
Unrealized foreign currency losses	(604)	(499)
Gain on sale of assets	(112)	(44,868)
Fair value adjustment for interest rate swap	(125)	23
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	14,440	44,197
Prepaid expenses and other assets	(4,329)	(8,012)
Accounts payable and accrued liabilities	(57,433)	(48,257)
Related party payables	604	(362)
Additions to outsource contract costs	(405)	(289)
Net cash used in operating activities	(73,588)	(66,160)

Cash flows from investing activities
Purchase of property, plant and equipment	(6,950)	(6,893)
Additions to internally developed software	(951)	(2,988)
Cash paid for acquisition, net of cash received	-	(12,500)
Proceeds from sale of assets	4,252	50,126
Net cash provided by (used in) investing activities	(3,649)	27,745

Cash flows from financing activities
Proceeds from issuance of Common Stock from private placement	25,065	—
Proceeds from issuance of Common Stock from at the market offerings	249,169	—
Cash paid for equity issuance costs from at the market offerings	(9,060)	—
Borrowings under factoring arrangement and Securitization Facilities	102,141	166,786
Principal repayment on borrowings under factoring arrangement and Securitization Facilities	(105,112)	(84,121)
Lease terminations	(125)	(331)
Cash paid for debt issuance costs	-	(12,708)
Principal payments on finance lease obligations	(8,446)	(9,614)
Borrowings from senior secured revolving facility	3,000	29,750
Repayments on senior secured revolving facility	(55)	(14,200)
Borrowings from other loans	8,537	28,626
Cash paid for debt repurchases	(58,607)	—
Principal repayments on senior secured term loans and other loans	(28,512)	(37,283)
Net cash provided by financing activities	177,995	66,905
Effect of exchange rates on cash	(78)	619
Net increase in cash and cash equivalents	100,680	29,109
Cash, restricted cash, and cash equivalents
Beginning of period	70,309	14,099
End of period	$170,989	$43,208

Supplemental cash flow data:
Income tax payments, net of refunds received	$2,766	$2,767
Interest paid	137,862	140,751
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	2,754	2,472
Leasehold improvements funded by lessor	125	—
Settlement gain on related party payable to Ex-Sigma 2	-	1,287
Accrued capital expenditures	2,495	1,699

Exela Technologies
Schedule 1: Third Quarter 2021 vs. Third
Quarter 2020 and Year to Date 2021 vs. Year
to Date 2020 Financial Performance
(UNAUDITED)

$ in millions	Q3'21	Q3'20	Change ($)	YTD'21	YTD'20	Change ($)
Information and Transaction Processing Solutions	208.3	234.4	(26.1)	657.5	761.5	(104.0)
Healthcare Solutions	54.0	54.2	(0.2)	161.3	167.4	(6.1)
Legal and Loss Prevention Services	16.9	16.7	0.2	53.5	49.5	4.0
Total Revenue	279.2	305.3	(26.1)	872.3	978.5	(106.2)
% change	-8.5%	-18%		-11%

Cost of revenue (exclusive of depreciation and amortization)	211.7	234.2	(22.5)	653.4	768.5	(115.2)
Gross profit	67.5	71.1	(3.6)	218.9	209.9	9.0
% change	-5%			4%
as a % of revenue	24%	23%	1%	25%	21%	4%

SG&A	43.2	42.8	0.4	121.5	140.2	(18.7)
Depreciation and amortization	19.1	22.1	(3.0)	58.1	68.1	(10.0)
Related party expense	2.7	1.4	1.4	7.2	4.1	3.1
Operating (loss) income	2.4	4.8	(2.4)	32.1	(2.5)	34.6
as a % of revenue	1%	2%	-1%	4%	0%	4%

Interest expense, net	41.8	43.6	(1.9)	127.8	129.6	(1.9)
(Gain) / Loss on extinguishment of debt	(28.1)	-	(28.1)	(28.1)	-	(28.1)
Sundry expense (income) & Other income, net	0.5	(10.8)	11.3	0.7	(45.9)	46.6
Net loss before income taxes	(11.8)	(28.0)	16.2	(68.4)	(86.2)	17.9
Income tax expense (benefit)	1.4	0.3	1.1	3.4	3.4	(0.0)
Net income (loss)	(13.2)	(28.3)	15.1	(71.8)	(89.7)	17.9
as a % of revenue	-5%	-9%	5%	-8%	-9%	1%

Depreciation and amortization	19.1	22.1	(3.0)	58.1	68.1	(10.0)
Interest expense, net	41.8	43.6	(1.9)	127.8	129.6	(1.9)
Income tax expense (benefit)	1.4	0.3	1.1	3.4	3.4	(0.0)
EBITDA	49.1	37.7	11.4	117.5	111.5	6.0
as a % of revenue	18%	12%	5%	13%	11%	2%

EBITDA Adjustments
1 Gain / loss on derivative instruments	-	(0.9)	0.9	(0.1)	(0.5)	0.4
2 Non-Cash and Other Charges	(19.3)	(1.9)	(17.4)	(6.6)	(22.7)	16.1
3 Transaction and integration costs	1.9	2.6	(0.6)	7.9	11.7	(3.8)
Sub-Total (Adj. EBITDA before O&R)	31.7	37.4	(5.8)	118.8	100.1	18.7
4 Optimization and restructuring expenses	4.7	11.3	(6.6)	15.0	36.1	(21.1)
Adjusted EBITDA	36.4	48.7	(12.3)	133.8	136.2	(2.5)
% change	-25%			-2%
as a % of revenue	13%	16%	-3%	15%	14%	1%

Exela Technologies
Schedule 2: Reconciliation of Adjusted EBITDA
and constant currency revenues

Non-GAAP constant currency revenue reconciliation

	Three months ended			Nine months ended
($ in millions)	30-Sep-21	30-Sep-20	30-Jun-21	30-Sep-21	30-Sep-20
Revenues, as reported (GAAP)	$279.2	$305.3	$293.0	$872.3	$978.5
Foreign currency exchange impact (1)	(1.4)		(5.5)	(11.9)
Revenues, at constant currency (Non-GAAP)	$277.9	$305.3	$287.5	$860.4	$978.5

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and nine months ended September 30, 2020, to the revenues during the corresponding period in 2021.

Reconciliation of Adjusted EBITDA

	Three months ended			Nine months ended
($ in millions)	30-Sep-21	30-Sep-20	30-Jun-21	30-Sep-21	30-Sep-20
Net loss (GAAP)	($13.2)	($28.3)	($19.4)	($71.8)	($89.7)
Interest expense	41.8	43.6	42.9	127.8	129.6
Taxes	1.4	0.3	2.0	3.4	3.4
Depreciation and amortization	19.1	22.1	19.4	58.1	68.1
EBITDA (Non-GAAP)	$49.1	$37.7	$44.9	$117.5	$111.5
Transaction and integration costs	1.9	2.6	1.4	7.9	11.7
Gain / loss on derivative instruments	-	(0.9)	-	(0.1)	(0.5)
Other Charges / (gains)	(19.3)	(1.9)	(0.3)	(6.6)	(22.7)
Sub-Total (Adj. EBITDA before O&R)	$31.7	$37.4	$46.0	$118.8	$100.1
Optimization and restructuring expenses	4.7	11.3	4.9	15.0	36.1
Adjusted EBITDA (Non-GAAP)	$36.4	$48.7	$50.9	$133.8	$136.2

Schedule 3: Non-GAAP Revenue reconciliation & Adjusted EBITDA margin on Revenue net of pass through

	Three months ended			Nine months ended
($ in millions)	30-Sep-21	30-Sep-20	30-Jun-21	30-Sep-21	30-Sep-20
Revenues, as reported (GAAP)	$279.2	$305.3	$293.0	$872.3	$978.5
(-) Postage & postage handling	50.1	51.0	52.8	162.3	176.0
Revenue - Net of pass through (Non-GAAP)	$229.1	$254.3	$240.2	$710.0	$802.5
Revenue growth %	(9.9%)			(11.5%)

Adjusted EBITDA (Non-GAAP)	$36.4	$48.7	$50.9	$133.8	$136.2

Adjusted EBITDA margin	15.9%	19.1%	21.2%	18.8%	17.0%